UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor, New York, NY 10016

(Address of Principal Executive Offices)

Registrant’s telephone number: (646) 677-3870

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 16, 2020, Actinium Pharmaceuticals, Inc. (the “Company”) commenced a public offering (the “Offering”) of its common stock, par value $0.001 per share (the “Common Stock”) or Common Stock equivalents in lieu thereof. Subsequently, on June 16, 2020, the Company announced the pricing of the Offering of an aggregate of 76,923,077 shares of Common Stock (or Common Stock equivalents in lieu thereof ) at a public offering price of $0.3250 per share. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-216748) initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017, as subsequently amended and declared effective by the Commission on October 12, 2017. A preliminary prospectus supplement and final prospectus supplement and the accompanying prospectus relating to the Offering have been filed with the Commission.

In the Offering, the Company will issue up to an aggregate of 55,653,846 shares of Common Stock (the “Shares”) and pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 21,269,231 shares of Common Stock, at an exercise price of $0.0001 per share. The Pre-funded Warrants will be sold at $0.3249 per Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. A holder of a Pre-funded Warrant may not exercise any portion of such holder’s Pre-funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.

The net proceeds to the Company from the Offering are expected to be approximately $22.8 million, after deducting placement agent fees and estimate offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering to complete its ongoing pivotal, Phase 3 SIERRA trial for its lead product candidate Iomab-B, prepare and submit a Biologics License Application to the U.S. Food and Drug Administration and Marketing Authorization Application to the European Medicines Agency, as well as commercialization activities for Iomab-B in the United States. The Company will also use the net proceeds to progress Phase 1 trials for its refocused CD33 program to the proof of concept stage, to support its AWE Technology Platform, Iomab-ACT program and research and development and for general working capital needs. The Offering is expected to close on or about June 19, 2020, subject to satisfaction of customary closing conditions.

In connection with the Offering, on June 17, 2020, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors in the Offering. In the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 30 days following the closing of the Offering. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of Common Stock or common stock equivalents involving a variable rate transaction, as defined in the Purchase Agreement, for a period of six months following the closing of the Offering, subject to certain exceptions.

H.C. Wainwright & Co., LLC (“Wainwright”) served as our exclusive lead placement agent on a reasonable best efforts basis in connection with the Offering, pursuant to that engagement letter, dated as of June 15, 2020, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company will pay the placement agents a cash fee of 7.0% of the aggregate gross proceeds of the Offering and reimburse Wainwright for a non-accountable expense allowance of $25,000, clearing expense of $12,900 and up to $100,000 in legal fees.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and shares of Common Stock underlying the Pre-Funded Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of terms and conditions of the Purchase Agreement and the Pre-funded Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the form of Pre-funded Warrant, which are attached hereto as 10.1 and 4.1, respectively.

Item 8.01 Other Events.

On June 16, 2020, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On June 16, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant
5.1	Legal Opinion of Haynes and Boone, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press Release, dated June 16, 2020
99.2	Press Release, dated June 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actinium Pharmaceuticals, Inc.

Date: June 18, 2020	/s/ Sandesh Seth
Name: Sandesh Seth
Title: Chairman and Chief Executive Officer

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